                                                                    EXHIBIT 10.1



                        EXCHANGE AND REPURCHASE AGREEMENT


         EXCHANGE AND REPURCHASE AGREEMENT ("AGREEMENT"), dated as of September 24, 2002, by and between U.S. Plastic Lumber Corp., a Nevada corporation (the "COMPANY"), and Halifax Fund L.P. (the "HOLDER").

         The Company issued and sold to the Holder (i) a 5% Convertible Debenture due February 2, 2005 (the "2000 DEBENTURE"), pursuant to a Convertible Debenture Purchase Agreement, dated as of February 2, 2000 (the "2000 PURCHASE AGREEMENT"), (ii) an 18% Debenture due July 1, 2002 (the "2001 DEBENTURE"), pursuant to a Securities Purchase Agreement, dated as of June 15, 2001 (the "2001 PURCHASE AGREEMENT"), and (iii) shares of its 15% Series D Preferred Stock (the "PREFERRED STOCK").

         The Company and the Holder entered into a Registration Rights Agreement, dated as of February 2, 2000 (the "2000 REGISTRATION RIGHTS AGREEMENT"), and a Registration Rights Agreement, dated as of June 15, 2001 (the "2001 REGISTRATION RIGHTS AGREEMENT"), in which the Company agreed to register shares of the Company's common stock, par value $.0001 ("COMMON STOCK"), issuable under the 2000 Debenture and the 2001 Debenture (together, the "DEBENTURES") and under the Warrants (as defined below). In order to secure the obligations of the Company under the Debentures, the Preferred Stock and the Warrants, the Company and its Subsidiaries granted to the Holder a second lien on all of their respective assets pursuant to the terms of a Security Agreement, dated as of June 15, 2001 (the "SECURITY AGREEMENT").

         The Company wishes, on the terms and conditions set forth in this Agreement, (i) to issue to the Holder, in exchange for the 2000 Debenture, and pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act (as defined below), (A) a 10% Convertible Subordinated Debenture due March 24, 2006, substantially in the form attached hereto as EXHIBIT A (the "SUBORDINATED DEBENTURE"), and (B) a 10% Subordinated Note due March 24 2006, substantially in the form attached hereto as EXHIBIT B (the "SUBORDINATED NOTE"), (ii) to repurchase from the Holder the 2001 Debenture and all of the shares of Preferred Stock owned by the Holder (the "PREFERRED SHARES"), (iii) to amend and restate the Security Agreement substantially in the form attached hereto as EXHIBIT C (the "RESTATED SECURITY AGREEMENT") in order to secure the obligations of the Company under the Subordinated Debenture and the Subordinated Note and, in connection therewith, to execute, deliver and file, or cause to be executed, delivered and filed, a mortgage in the form attached hereto as EXHIBIT D (the "MORTGAGE"), covering the Ocala Property (as defined below) (the "MORTGAGED PROPERTY"), (iv) to enter into a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT E (the "2002 REGISTRATION RIGHTS Agreement"), (v) to terminate the Existing Instruments (as defined below) pursuant to the Termination Agreement (as defined below) and (vi) to provide for the reciprocal waiver and release of certain rights and liabilities pursuant to the Waiver and Release Agreement (as defined below).

         The Company and the Holder hereby agree as follows:

1.       EXCHANGE  AND REPURCHASE.

         1.1 EXCHANGE OF SUBORDINATED DEBENTURE; REPURCHASE. On the terms and subject to the satisfaction or waiver of the conditions set forth herein, (A) the Company agrees (i) to issue to the Holder, in exchange for the 2000 Debenture and accrued interest, default charges, fees and penalties thereon, a Subordinated Debenture with a principal amount of $2,831,558 and a Subordinated Note with a principal amount of $5,600,000 (the "EXCHANGE") and (ii) to repurchase (x) the 2001 Debenture and accrued interest, default charges, fees and penalties thereon, and (y) 285,714 Preferred Shares and accrued dividends, default charges, fees and penalties thereon from the Holder (the "REPURCHASE") for a purchase price equal to $2,500,000 (the "REPURCHASE PRICE") and (B) the Holder agrees to effect the Exchange and the Repurchase. The parties acknowledge and agree that, upon the effectiveness of the Exchange and the Repurchase, (i) the Company's obligations under the 2000 Debenture, the 2001 Debenture and the Preferred Shares (including without limitation the Company's obligation to pay accrued interest, accrued dividends, default charges, fees and penalties) will terminate and (ii) the Company will have received reasonably equivalent value in connection with the Exchange and Repurchase. In connection with the Exchange and the Repurchase, the Existing Instruments (as defined below) will terminate in accordance with the terms of the Termination Agreement (as defined below).

         1.2 CLOSING. The "CLOSING" will be deemed to occur when the Company and the Holder each executes and delivers this Agreement and the other Transaction Documents (as defined below) to which it is a party and the other conditions to Closing described in this Agreement are satisfied (or waived by the appropriate party). The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE". Delivery of this Agreement and the other Transaction Documents (as defined below) may be made by facsimile transmission.

2.       DEFINITIONS.

         2.1 CERTAIN DEFINITIONS. When used herein, the following terms shall have the respective meanings indicated:

                  "AFFILIATE" means, as to any Person (the "SUBJECT PERSON"), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's Board of Directors or other management committee or group, by contract or otherwise.

                  "AGREEMENT" means this Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof, and all attachments hereto.

                  "APPROVED MARKET" means each of the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board, the New York Stock Exchange and the American Stock Exchange, and their respective successor entities.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which the New York Stock Exchange or commercial banks in the city of New York are authorized or required to close.

                  "CHICAGO PROPERTY" means the property now generally known as 2600 West Roosevelt Road, Chicago, IL 60608.

                  "CLEAN EARTH ENTITIES" means Clean Earth and its Subsidiaries.

                  "CLEAN EARTH INTELLECTUAL PROPERTY" means all Intellectual Property related to the business of the Clean Earth Entities, whether owned or licensed by the Clean Earth Entities, on one hand, or the Company or one or more of its Subsidiaries, on the other hand.

                  "CLEAN EARTH SALE" means the sale by the Company of all the outstanding shares of common stock of Clean Earth, Inc. ("CLEAN EARTH") to CEI Acquisition Corp. and/or CEI Holding Corporation (the "CLEAN EARTH PURCHASER") pursuant to an Amended and Restated Purchase Agreement, dated as of June 14, 2002 (the "CLEAN EARTH PURCHASE AGREEMENT").

                  "CONVERSION PRICE" has the meaning specified in the Subordinated Debenture.

                  "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of the Subordinated Debenture.

                  "DEBT" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person where such redemption or retirement is scheduled to occur prior to the third anniversary of the Closing Date.

                  "ENVIRONMENTAL LAW" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

                  "EXISTING INSTRUMENTS" means, collectively, the 2000 Purchase Agreement, the 2001 Purchase Agreement, the 2000 Debenture, the 2001 Debenture, the Preferred Shares, the 2000 Registration Rights Agreement and the 2001 Registration Rights Agreement.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board, and (iii) interpretations of the SEC and the Staff of the SEC and each of their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

                  "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

                  "INTELLECTUAL PROPERTY" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

                  "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, charge, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "MASTER CREDIT FACILITY" means the Debt issued under and governed by the Security Agreement, dated as of February 24, 2000, among the Company, GE Capital Corporation, as agent, and the banks named therein, and related documents, each as amended or otherwise modified from time to time, and any renewal, extension, refinancing or replacement (or successive renewals, extensions, refinancings or replacements) thereof.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the consolidated business, operations, properties, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole or
(ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

                  "MATERIAL CONTRACTS" means, as to the Company and its Subsidiaries, any supply, purchase, service, employment, tax, indemnity, stockholder or other agreement or contract to which the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound, and that has been filed as an exhibit to, or incorporated by reference in, the Company's Annual Report on Form 10-K for the year ended December 31, 2001 any subsequent periodic report or other filing made by the Company with the SEC, and any and all amendments, modifications, supplements, renewals or restatements thereof.

                  "MFN TRANSACTION" means a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (an "MFN OFFERING") which grants to a purchaser (a "MFN HOLDER") the right to receive additional shares (including without limitation as a result of a lower conversion, exchange or exercise price but excluding customary antidilution protections) based upon subsequent transactions of the Company on terms more favorable than those granted to such MFN Holder pursuant to such MFN Offering.

                  "OBLIGATIONS" means any and all indebtedness, liabilities and obligations of the Company to the Holder relating to the payment of money and evidenced by and/or arising pursuant to this Agreement or any of the Transaction Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Subordinated Debenture and the Subordinated Note, to pay interest on the Subordinated Debenture and the Subordinated Note (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Transaction Documents.

                  "OCALA PROPERTY" means the property now generally known as 1901 25th Avenue, Ocala, FL.

                  "PENSION PLAN" means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

                  "PERMITTED DEBT" means the following:

                           (a) the Subordinated Debenture and Subordinated Note;

                           (b) the Senior Debt (except that any increase in the
principal amount of the Master Credit Facility or the commitment amount under the Senior Credit Facility after the Closing Date (which may include, subject to the remainder of this clause (b), any combination of a line of credit and one or more term loans) will not constitute Permitted Debt to the extent that, before or after giving effect to such increase, the sum of (A) the outstanding principal amount under the Master Credit Facility, plus (B) the maximum commitment amount under any line of credit constituting all or part of the Senior Credit Facility, plus (C) the outstanding principal amount under any term loan(s) constituting all or part of the Senior Credit Facility, plus (D) the outstanding principal amount under any purchase money Debt incurred for the purpose of or in connection with the financing of all or a portion of the Chicago Property in accordance with clause (d) below, exceeds $28,200,000);

                           (c) inter-company Debt between the Company and any of
its wholly-owned Subsidiaries that is incurred in the ordinary course of business, consistent with past practice;

                           (d) purchase money Debt incurred in the ordinary
course of business solely for the purpose of financing all or a portion of (but in no event to exceed) the acquisition cost of Property (including without limitation the Chicago Property) plus, in the case of a purchase of the Chicago Property, an additional amount, not to exceed $2,500,000, the proceeds of which will be used solely to pay amounts owed to the holders of the Master Credit Facility pursuant to the Master Credit Facility;

                           (e) guarantees or, subject to the Liens created
pursuant to the Restated Security Agreement, hypothecations of Property by the Company to secure the Debt (to the extent such Debt constitutes Permitted Debt) or operating leases of any of its wholly-owned Subsidiaries, and guarantees or, subject to the Liens created pursuant to the Restated Security Agreement, hypothecations of the Property of any Subsidiary of the Company to secure the Debt (to the extent such Debt constitutes Permitted Debt) or operating leases of the Company, in each such case, as incurred by such Person in the ordinary course of business;

                           (f) capital leases pursuant to which the Company or
any Subsidiary of the Company is lessee, and incurred by such Person in the ordinary course of business;

                           (g) reimbursement obligations (whether contingent or
otherwise) of the Company or any of its Subsidiaries in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments incurred in the ordinary course of business;

                           (h) any Debt disclosed in the Pre-Agreement SEC
Documents and set forth on SCHEDULE 2.1; and

                           (i) any renewal, extension or replacement (or
successive renewals, extensions or replacements) of any Debt referred to in clauses (a) through (h) above.

                  "PERMITTED LIENS" means the following:

                           (a) encumbrances consisting of easements,
rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (b) Liens for taxes, assessments or other
governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

                           (c) Liens of mechanics, materialmen, warehousemen,
carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business and which either secure obligations that are not overdue by more than thirty (30) days, or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

                           (d) any purchase money security interest hereafter
created on any Property of the Company or any Subsidiary of the Company securing Debt incurred solely for the purpose of financing all or a portion of (but in no event to exceed) the acquisition cost of such Property (including without limitation the Chicago Property) plus, in the case of a purchase of the Chicago Property, an additional amount, not to exceed $2,500,000, the proceeds of which will be used solely to pay amounts owed to the holders of the Master Credit Facility pursuant to the Master Credit Facility;

                           (e) capital leases pursuant to which the Company or
any Subsidiary of the Company is lessee, and incurred by such Person in the ordinary course of business;

                           (f) Liens, deposits or pledges to secure the
performance of bids, tenders, contracts, leases, or public or statutory obligations;

                           (g) Liens under workmen's compensation, unemployment
insurance, social security and other similar legislation;

                           (h) Liens (including, without limitation, Liens on
the Mortgaged Property) securing the Senior Debt, except to the extent that any Senior Debt does not constitute Permitted Debt;

                           (i) Liens existing on the date hereof securing Debt
outstanding on such date and disclosed in the Pre-Agreement SEC Documents;

                           (j) Liens existing or hereafter created pursuant to
the Restated Security Agreement in favor of the Holder;

                           (k) any renewal, extension or replacement (or
successive renewals, extensions, or replacements) of any Lien referred to in the foregoing clauses (d), (e), (h) or (i); and

                           (l) ordinary course deposit arrangements of the
Company or any Subsidiary of the Company.

                  "PERSON" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

                  "PRE-AGREEMENT SEC DOCUMENT" shall have the meaning set forth in Section 4.3 hereof.

                  "PROPERTY" means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

                  "QUAKERTOWN NOTE" shall have the meaning set forth in the Restated Intercreditor Agreement.

                  "REAL PROPERTY" shall have the meaning set forth in Section
3.27 hereof.

                  "RESTATED INTERCREDITOR AGREEMENT" means the Amended and Restated Subordination and Intercreditor Agreement, dated as of September 9, 2002, between the Holder and Bank of America, as agent.

                  "RESTRICTED PAYMENT" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except the Warrants; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Debt other than Permitted Debt; and (d) any loan, advance or payment to any officer, director or stockholder of the Company or any of its Subsidiaries, exclusive of (i) reasonable compensation paid to officers or directors paid in the ordinary course of business and (ii) loans made to employees of the Company, such loans not to exceed, in the aggregate, $100,000 (excluding from such amount any such loans existing on the date hereof and specifically disclosed in the Pre-Agreement SEC Documents). Notwithstanding the foregoing, the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and set forth on
SCHEDULE 3.4 or the grant of additional options or warrants or the issuance of additional securities under any stock option or restricted stock plan approved by the Board of Directors of the Company shall not constitute a Restricted Payment.

                  "SEC" means the Securities and Exchange Commission, and any successor entity.

                  "SEC DOCUMENT" shall have the meaning set forth in Section 3.7 hereof.

                  "SECURITIES" means, collectively, the Subordinated Debenture, the Subordinated Note, the Warrants, the Conversion Shares and the Warrant Shares.

                  "SENIOR CREDIT FACILITY" means the Debt issued under and governed by the Credit Agreement, dated as of September 10, 2002, between the Company and Bank of America, as agent, as amended or otherwise modified from time to time, and any renewal, extension, refinancing or replacement (or successive renewals, extensions, refinancings or replacements) thereof.

                  "SENIOR DEBT" means the Senior Credit Facility and the Master Credit Facility, and any renewal, extension, refinancing or replacement (or successive renewals, extensions, refinancings or replacements) thereof. For the avoidance of doubt, and for purposes of this Agreement and the other Transaction Documents (other than the Restated Intercreditor Agreement), "Senior Debt" shall include any Quakertown Note.

                  "SUBORDINATED DEBT" means Debt of the Company which is wholly unsecured and is contractually subordinated, as to payment, to the payment in full of the Obligations on terms, and pursuant to written agreements in form and substance, satisfactory to the Holder.

                  "SUBORDINATED DEBT DOCUMENTS" means any and all agreements, documents and instruments now or hereafter evidencing or governing the subordination of any Subordinated Debt to the Obligations.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which at least twenty percent (20%) of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; provided, however, that none of the Clean Earth Entities shall be deemed to be a Subsidiary of the Company other than any Clean Earth Entity that is not included in the Clean Earth Sale.

                  "SUBSIDIARY GUARANTEE" means the guarantee executed by the Company's Subsidiaries, substantially in the form of EXHIBIT F hereto.

                  "TERMINATION AGREEMENT" means the agreement between the Company and the Holder terminating the Existing Instruments, substantially in the form of EXHIBIT G hereto.

                  "TRADING DAY" shall mean any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is then listed or traded.

                  "TRANSACTION DOCUMENTS" means (i) this Agreement, (ii) the Subordinated Debenture, (iii) the Subordinated Note, (iv) the Mortgage, (v) the Restated Security Agreement, (vi) the 2002 Registration Rights Agreement, (vii) the Termination Agreement, (viii) the Waiver and Release Agreement, (ix) the Warrants, (x) the Subsidiary Guarantee, (ix) the Restated Intercreditor Agreement and (xii) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or the Holder, or any of their respective officers, at the Closing, including, without limitation, any new intercreditor and subordination agreement entered into pursuant to Section
5.12 or 5.16 hereof.

                  "USPL LTD." means U.S. Plastic Lumber, Ltd.

                  "VARIABLE RATE TRANSACTION" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (ii) any securities of the Company issued pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale under the Securities Act.

                  "WAIVER AND RELEASE AGREEMENT" means the agreement between the Company and the Holder, in the form attached hereto as EXHIBIT H, whereby (i) the Holder will waive all rights it may have to default payments, fees and penalties under the Existing Instruments, and (ii) each party will release the other party for all claims by and liabilities to the other party under the Existing Instruments.

                  "WARRANTS" means, collectively, (i) the Warrant issued on December 22, 1998 exercisable into 50,000 Warrant Shares, (ii) the Warrant issued on January 26, 1999 exercisable into 37,500 Warrant Shares, (iii) the Warrant issued on February 2, 2000 exercisable into 200,000 Warrant Shares, (iv) the Warrant issued on June 15, 2001 exercisable into 250,000 Warrant Shares and
(v) the Warrant issued on August 16, 2001 exercisable into 250,000 Warrant
Shares.

                  "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

         2.2 OTHER DEFINITIONAL PROVISIONSSECTION 1.2 OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are applicable equally to the singular and plural forms of the terms defined. The words "HEREOF", "HEREIN" and "HEREUNDER" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Holder, as of the date of this Agreement and, if different, as of the Closing Date, and, with respect to Sections 3.4 and 3.13, agrees with the Holder that:

         3.1 ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect Subsidiaries other than the Subsidiaries listed on SCHEDULE 3.1 attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to Subsidiaries shall be deemed to refer to all direct and indirect Subsidiaries of the Company. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.

         3.2 COMPANY AUTHORIZATION; ENFORCEMENT. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution and delivery by the Company of this Agreement, the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required. Each of this Agreement and the other Transaction Documents to which the Company is a party has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         3.3 SUBSIDIARY AUTHORIZATION; ENFORCEMENT. Each Subsidiary of the Company has all requisite corporate power and authority to enter into and perform its obligations under the Subsidiary Guarantee and the Restated Security Agreement, respectively. The execution and delivery by each such Subsidiary of the Subsidiary Guarantee and the Restated Security Agreement, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action, and no further consent or authorization of such Subsidiary or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required. Each of the Subsidiary Guarantee and the Restated Security Agreement, when executed by a Subsidiary of the Company, will be duly executed and delivered by such Subsidiary, and will constitute a valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock; as of June 30, 2002 there were 44,296,149 shares of Common Stock and no shares of preferred stock issued and outstanding. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. Except as set forth in SCHEDULE 3.4, no shares of capital stock are entitled to preemptive rights; and there are as of June 30, 2002 outstanding options for 3,851,000 shares of Common Stock and outstanding warrants for shares of Common Stock (excluding the Warrants). Except as set forth in SCHEDULE 3.4, there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Except where such information has been clearly set forth in the SEC Documents, the Company agrees to update the information contained in the preceding sentences of this Section
3.4 and in SCHEDULE 3.4 in a certificate delivered to the Holder on a quarterly basis. Attached hereto as EXHIBIT I is a true and correct copy of the Company's Amended and Restated Certificate of Incorporation (the "CHARTER") and By-Laws (the "BY-LAWS"), and the charter and by-laws for each of the Company's Subsidiaries, each as in effect on the date hereof.

         3.5 ISSUANCE OF CONVERSION SHARES. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Subordinated Debenture in accordance with its terms, will be validly issued, fully paid and non-assessable, free and clear of any and all Liens, and, subject to the Company's compliance with the then applicable maintenance criteria, eligible for trading on the Nasdaq SmallCap Market. The Warrant Shares are duly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, free and clear of any and all Liens, and, subject to the Company's compliance with the then applicable maintenance criteria, eligible for trading on the Nasdaq SmallCap Market.

         3.6 NO CONFLICTS. Except as set forth on SCHEDULE 3.6 hereto, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries that is a party thereto, and the consummation by the Company and each such Subsidiary of the transactions contemplated hereby and thereby, do not and will not (i) result in a violation of the Charter or By-Laws or the charter or by-laws of any such Subsidiary or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which the Company or any such Subsidiary is a party or is bound, or (iii) result in a violation of any Governmental Requirement. The business of the Company and its Subsidiaries is being conducted in material compliance with
(a) the Charter and By-Laws and the charter or by-laws of each such Subsidiary,

(b) except as set forth on SCHEDULE 3.6 hereto, all Material Contracts and (c) all Governmental Requirements. Each of the Company and its Subsidiaries (x) has obtained all consents necessary (including without limitation the consents of the holders of Senior Debt) and (y) is not required under any Governmental Requirement to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority, in order for it, in the case of either (x) or (y), to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which it is a party.

         3.7 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed, since December 31, 2001, all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as may otherwise be disclosed in any of the schedules attached hereto, the SEC Documents contain all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or, if different, on the Closing Date but which has not been so disclosed. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         3.8 NO MATERIAL ADVERSE CHANGE. Since December 31, 2001, other than as disclosed in the Pre-Agreement SEC Documents, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect.

         3.9 NO UNDISCLOSED LIABILITIES. The Company and its Subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents or in any schedule attached hereto, other than those liabilities incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses since December 31, 2001, and which are not material to the Company and its Subsidiaries as a whole.

         3.10 NO UNDISCLOSED EVENTS; NO MATERIAL NON-PUBLIC INFORMATION. To the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, other than as set forth in the schedules attached hereto. The Company has not directly or indirectly provided to the Holder any material non-public information that has not been publicly announced or disclosed prior to the date of this Agreement.

         3.11 SOLICITATION. Neither the Company, nor, to the best of the Company's knowledge, any of its Affiliates or any Person acting on its or their behalf has (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or exchange of the Subordinated Debenture, the Subordinated Note or the Conversion Shares or (ii) offered the Subordinated Debenture or the Subordinated Note to any Person other than the Holder or, during the six-month period immediately preceding the date of this Agreement, offered to exchange any securities with a Person who did not, at the time of such offer, own the securities to be exchanged.

         3.12 NO INTEGRATED OFFERING. Neither the Company nor, to the best of the Company's knowledge, any of its Affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act. The issuance of the Securities to the Holder will not be integrated with any other issuance of the Company's securities (past, current or future) that requires stockholder approval under the rules of the Nasdaq SmallCap Market.

         3.13 RULE 144(K); NO RESTRICTIVE LEGEND. Assuming that Halifax Fund L.P. ("HALIFAX") does not become an Affiliate of the Company after the date of this Agreement, the Company acknowledges and agrees that, as of the Closing Date and at all times thereafter, the Conversion Shares issuable upon conversion of the Subordinated Debenture are eligible for public resale by Halifax pursuant to Rule 144(k) under the Securities Act and that, upon such issuance, the certificates representing the Conversion Shares will not contain any restrictive or other legend. Based in part on representations made by Halifax to the Company, the Company acknowledges that, to the Company's knowledge, Halifax is not currently an Affiliate of the Company and will not become an Affiliate of the Company as a result of the consummation of the transactions contemplated by this Agreement.

         3.14 INTELLECTUAL PROPERTY. The Company and its Subsidiaries each owns or possesses all Intellectual Property that is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not materially alter or impair, individually or in the aggregate, any of the Company's rights to any material Intellectual Property. To the Company's knowledge, none of its planned or current products or services infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect. There is no violation by the Company of the rights of others with respect to any material Intellectual Property owned or used by the Company. The Company's rights to the material Intellectual Property owned or used by it are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and its Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to Intellectual Property that are the subject of licenses granted by third parties.

         3.15 SHAREHOLDER RIGHTS PLAN. Neither the acquisition of the Securities nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of the Subordinated Debenture or the Warrants will in any event under any circumstance trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

         3.16 NO LITIGATION, PROCEEDINGS, ETC. Except as set forth in SCHEDULE
3.16 or in the Pre-Agreement SEC Documents, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person's employment therewith. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that has had or would reasonably be expected to have a Material Adverse Effect. The legal proceedings described in the Pre-Agreement SEC Documents have not had and are not reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the SEC or any state securities commission or other governmental or regulatory entity.

         3.17 BROKERS. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Company or the Holder relating to this Agreement or the transactions contemplated hereby.

         3.18 ACKNOWLEDGEMENT OF DILUTION. The number of shares of Common Stock constituting Conversion Shares and Warrant Shares may increase in certain circumstances. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Subordinated Debenture and Warrant Shares upon exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

         3.19 OTHER HOLDERS. Except as set forth on SCHEDULE 3.19, there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as set forth in SCHEDULE 3.19, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution, reset or similar rights that would be triggered by the issuance of the Subordinated Debenture, the Conversion Shares or the Warrant Shares.

         3.20 CERTAIN TRANSACTIONS. Except as disclosed in the Pre-Agreement SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of Property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         3.21 PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS") other than those Company Permits which the failure to possess would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the cancellation or suspension of which would not, individually or in the aggregate, have a Material Adverse Effect. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since December 31, 2001, neither the Company nor any of its Subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of any Governmental Requirement.

         3.22 INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

         3.23 INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.24 ENVIRONMENTAL MATTERS. Except as described on SCHEDULE 3.24 or as otherwise disclosed in the Pre-Agreement SEC Documents, (i) the Company and its Subsidiaries have no environmental liabilities, nor do any factors exist that are reasonably likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has provided to the Holder, on or before the date of this Agreement, copies of all reports and surveys rendered by third parties that relate to environmental matters concerning the Company or any of its Subsidiaries, and will, on or before the Closing Date, provide the Holder with a reliance letter or letters permitting the Holder to rely thereon as though an original addressee thereof.

         3.25     SOLVENCY.

                  (i) Based on the financial condition of the Company and its Subsidiaries on a consolidated basis (the "CONSOLIDATED GROUP") as of the Closing Date, the Consolidated Group's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Consolidated Group's existing debts and other liabilities (including contingent liabilities) as they mature.

                  (ii) Based on the financial condition of the Consolidated Group as of the Closing Date, the Consolidated Group's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Consolidated Group's capital needs taking into account the particular capital requirements of the business conducted by the Consolidated Group, and projected capital requirements and capital availability thereof.

                  (iii) The Consolidated Group does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Consolidated Group as of the Closing Date, the current cash flow of the Consolidated Group, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

                  (iv) The Consolidated Group does not intend, and does not believe, that final judgments against the Consolidated Group in actions for money damages will be rendered at a time when, or in an amount such that, the Consolidated Group will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The Consolidated Group's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                  (v) Neither the Company nor any of its Subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

         3.26 TAXES. The Company has filed all federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company and of its Subsidiaries and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. Copies of such returns for certain tax years have been provided to the Holder to the extent requested by the Holder. All taxes shown on such returns and any deficiency assessments, penalties and interest have been paid, or will be paid when due or are being contested in good faith. All taxes required to be withheld by or on behalf of the Company or any such Subsidiary in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.

         3.27 TITLE TO PROPERTIES; ENCUMBRANCES. SCHEDULE 3.27 hereto contains a complete and accurate list of all real Property, leaseholds, or other real estate interests owned or leased by the Company or its Subsidiaries (collectively, the "REAL PROPERTY"). Each of the Company and its Subsidiaries has good and marketable title (in fee simple in the case of Real Property) to all of the Properties that it purports to own. Except for Permitted Liens, all Properties of the Company and any of its Subsidiaries are free and clear of all Liens and are not subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature. None of the Clean Earth Intellectual Property includes any Intellectual Property that the Company has theretofore used in conducting any of its business or operations other than the business and operations conducted by the Clean Earth Entities.

         3.28 NO RELIANCE ON HOLDER. The Company acknowledges and agrees that the Holder is acting solely in an arm's length capacity, and is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity), with respect to this Agreement and the other Transaction Documents and the performance of the transactions contemplated hereby and thereby. The Company further acknowledges that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives, and not on any representation made by the Holder (other than those specifically made herein).

         3.29 ILLEGAL PAYMENTS. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary of the Company has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; violated or is in violation of any provision of the U.S.

Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

         3.30 MFN AND VARIABLE RATE TRANSACTIONS. Except as set forth in
SCHEDULE 3.30, the Company is not currently a party to any MFN Transaction or Variable Rate Transaction (other than the Subordinated Debenture), pursuant to which securities or potential obligations to issue securities are still outstanding.

         3.31 CLEAN EARTH SALE. The Company and the Clean Earth Purchaser have executed and delivered the Clean Earth Purchase Agreement in the final form thereof furnished to the Holder by the Company. Except as set forth on SCHEDULE
3.31 hereto, the Company has obtained all consents, approvals, waivers and authorizations necessary in order to consummate the closing of the Clean Earth Sale and such closing has occurred.

         3.32 MORTGAGE. Upon the filing of the Mortgage with the appropriate Governmental Authority, the Mortgage will constitute and grant to the Holder a valid, perfected lien on the Mortgaged Property, not subject to any other Lien other than Permitted Liens, or any claim by any third party that would adversely affect the security interest granted thereby.

4. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby makes the following representations and warranties to the Company, as of the date of this Agreement and, if different, as of the Closing Date, and, with respect to
Section 4.6, agrees with the Company that:

         4.1 AUTHORIZATION; ENFORCEMENT. The Holder has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and such other Transaction Documents by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action. Each of this Agreement and the other Transaction Documents to which the Holder is a party constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         4.2 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Holder is a party and the consummation by the Holder of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Holder's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any Governmental Requirement applicable to the Holder. The Holder is not required to obtain any consent or authorization of any Governmental Authority in order for it to perform its obligations under this Agreement and the other Transaction Documents.

         4.3 INFORMATION. The Holder has had the opportunity to review the Company's annual report on Form 10-K for its fiscal year ended December 31,

2001, its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30, 2002, and all other reports or documents filed electronically by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act prior to the second (2nd) Business Day immediately preceding the date of this Agreement (the "PRE-AGREEMENT SEC DOCUMENTS"). Subject to the provisions of Section 3.10 hereof, the Holder acknowledges that the Company has made available to the Holder the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which the Holder considers relevant or appropriate in connection with entering into this Agreement and the other Transaction Documents.

         4.4 ABILITY TO BEAR ECONOMIC RISK. The Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act, and it
(i) is able to bear the economic risk of its investment in the Subordinated Debenture and the Subordinated Note, (ii) is able to hold the Subordinated Debenture and the Subordinated Note for an indefinite period of time and (iii) can afford a complete loss of its investment in the Subordinated Debenture and the Subordinated Note.

         4.5 NO AFFILIATE. The Holder is not an Affiliate of the Company and will not become an Affiliate of the Company as a result of the consummation of the transactions contemplated by this Agreement.

         4.6 RISKS OF OWNERSHIP OF THE SUBORDINATED DEBENTURE AND THE SUBORDINATED NOTE. The Holder acknowledges and agrees that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold
(i) without registration under the Securities Act or unless pursuant to an exemption therefrom and (ii) except in compliance with applicable law. The Holder is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to dispose of the Subordinated Debenture and the Subordinated Note, and that the Holder may be required to hold the Subordinated Debenture and the Subordinated Note for a significant period of time prior to reselling them, subject to the Company successfully registering the Conversion Shares pursuant to the Registration Rights Agreement. The Holder is capable of assessing the risks of an investment in the Subordinated Debenture and the Subordinated Note and is fully aware of the economic risks thereof. The Holder acknowledges that the Company's operating results have in the past and may in the current period and in future periods not meet the expectations of securities analysts and that failure to meet the expectations would be likely to have a material adverse effect on the trading price and salability of the Conversion Shares.

         4.7 OWNERSHIP REPRESENTATION. The Holder has acquired the Subordinated Debenture, the Subordinated Note and the Warrants for its own account and not with a view to distribution in violation of any securities laws. The Holder has no present intention to sell the Securities in violation of federal or state securities laws and the Holder has no present arrangement (whether or not legally binding) to sell the Securities to or through any person or entity.

         4.8 LEGEND. The Holder understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale."

                  Notwithstanding the foregoing, it is agreed that, as long as
(A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision ("RULE 144"), and the Holder provides the Company with customary seller's and broker's representation letters, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the Holder upon request.

         4.9 NO PUBLIC SOLICITATION. At no time was the Holder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement in connection with the Exchange or the Repurchase.

         4.10 RELIANCE BY THE COMPANY. The Holder understands that the Subordinated Debenture and the Subordinated Note are being exchanged or repurchased, as the case may be, in reliance on transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Subordinated Debenture and the Subordinated Note.

5.       COVENANTS OF THE COMPANY AND THE HOLDER.

         5.1 EXCHANGE ACT REGISTRATION; LISTING. At all times while the Subordinated Debenture or Warrants are outstanding, or while the Holder holds any shares of Common Stock issued under the Subordinated Debenture or Warrants, the Company (i) will cause the Common Stock to be registered at all times under
Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations,
(ii) shall continue the listing or trading of the Common Stock on an Approved Market and comply in all respects with the Company's reporting, filing and other obligations under the By-Laws or rules of the Approved Market on which the Common Stock is then listed or traded and (iii) in the event that the Common Stock is not listed or traded on the Nasdaq SmallCap or National Market Systems, and thereafter the Company meets the requirements for inclusion of the Common Stock on either such system, shall use commercially reasonable efforts to obtain such inclusion as soon as reasonably practicable following the date on which it meets such requirements.

         5.2 TITLE INSURANCE; GUARANTEE OF MORTGAGOR'S OBLIGATIONS. The Company, or the Holder on behalf of the Company, shall obtain, prior to the Closing, at the Company's sole cost and expense, a title insurance policy covering the Mortgaged Property from a title company reasonably acceptable to the Holder and in form and substance satisfactory to the Holder, containing only such title exceptions and/or such endorsements or affirmative coverages that are acceptable to the Holder in its sole and absolute discretion, which endorsements shall include, without limitation, ALTA 3.1 zoning (including parking), separate tax lot, subdivision, land same as survey, address, deletion of arbitration, creditors' rights, environmental lien, lender's comprehensive, access, contiguity and encroachment (the "TITLE POLICY"). The Company hereby unconditionally and irrevocably guarantees the performance by USPL Ltd. of its obligations under the Mortgage and hereby waives, in connection with such guarantee, promptness, diligence, presentment, demand of payment or performance, protest, or notice of dishonor, nonpayment or nonperformance of any of such obligations.

         5.3 EXPENSES. The Company and the Holder each shall pay all reasonable costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement; PROVIDED, HOWEVER, that the Company shall pay in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, for (i) all reasonable out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred by the Holder in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents in an amount not to exceed ninety thousand dollars ($90,000), and (ii) all of the costs of obtaining the Title Policy (including, without limitation, the cost of all title endorsements and any other cost of obtaining so-called "extended title coverage" and all other title charges and all recording and other fees charged by the title company and any applicable Governmental Authority). At the Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event the amount so paid by the Company is less than the actual reasonable fees and expenses, the Company shall promptly pay such deficiency within thirty (30) days following receipt of an invoice regarding same.

         5.4 RESTRICTED PAYMENTS. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payment, except that:

                  (a) the Company may make regularly scheduled payments of principal and interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt, which terms shall have been expressly approved in writing by the Holder; and

                  (b) Subsidiaries of the Company may make Restricted Payments to the Company;

PROVIDED, HOWEVER, that no Restricted Payments may be made pursuant to clause
(a) above if an Event of Default (as defined in the Subordinated Debenture or the Subordinated Note) exists at the time of such Restricted Payment or would result therefrom.

         5.5 TRANSACTIONS WITH AFFILIATES. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate or employee of the Company., except (a) in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate or employee of the Company, (b) payments of the type expressly excluded from the definition of Restricted Payments in clause (d) of said definition, and (c) as set forth on SCHEDULE 5.5 hereto.

         5.6 DISPOSITION OF PROPERTY, SECURITIES. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, sell, lease, assign, transfer or otherwise dispose of any Property to any Person (including without limitation any Affiliate of the Company or any such Subsidiary), except (i) dispositions of inventory by the Company and its Subsidiaries in the ordinary course of business, (ii) expenditures of money (including, without limitation, money held in deposit accounts and capital expenditures) made in the ordinary course of business or for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement, (iii) the sale of the common stock of Clean Earth and the Clean Earth Intellectual Property to the Clean Earth Purchaser pursuant to the Clean Earth Purchase Agreement, (iv) encumbrances in the form of Permitted Liens and (v) dispositions of Property permitted under the Restated Security Agreement. As long as any Obligations are outstanding, the Company will not sell, lease, assign, transfer or otherwise dispose of (including without limitation by way of pledge or hypothecation) any shares of capital stock of any of its Subsidiaries, or permit any of its Subsidiaries to issue any shares of capital stock to any Person other than the Company.

         5.7 [intentionally omitted]

         5.8 NO DEBT, LIENS; CAPITAL EXPENDITURES LIMITATION. As long as any Obligations are outstanding, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from (i) incurring any Debt other than Permitted Debt and Subordinated Debt, (ii) granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than Permitted Liens, and (iii) making capital expenditures (including payments under capital leases) during a particular period in an amount that exceeds, in the aggregate, the amount permitted by the terms of the Senior Credit Facility for such period; PROVIDED, HOWEVER, that if the Senior Credit Facility expires or is terminated, and is not replaced with a credit facility that by its terms limits the Company's capital expenditures, the Company will be bound, while any Obligations are outstanding, by the limit on capital expenditures that was in effect immediately prior to the expiration or termination, as the case may be, of the Senior Credit Facility.

         5.9 QUOTATION ON NASDAQ. The Company shall (i) take such action as may be necessary to include all of the Conversion Shares and Warrant Shares that may be issued by the Company under the Subordinated Debenture and the Warrants on the Nasdaq SmallCap Market immediately following the Closing, and (ii) as long as the Holder owns any Securities, use its commercially reasonable efforts to maintain the designation and quotation, or listing, of the Common Stock on an Approved Market for a minimum of two (2) years following the Closing Date. Within 30 days after the date of this Agreement (a) the Company and the Holder and their respective counsel shall review the provisions of the Warrants to determine whether an amendment (similar to the language contained in Section 3(e)(i) of the Subordinated Debenture) to some or all of the Warrants is required in order to comply with the Nasdaq corporate governance rules concerning shareholder approval of issuances of stock and (b) to the extent that the parties determine that such amendment is required, the Company and the Holder shall amend such Warrants on mutually agreeable terms.

         5.10 USE OF HOLDER NAME. Except as set forth on SCHEDULE 5.10 hereto or as may be required by applicable law, the Company shall not use, directly or indirectly, the Holder's name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Holder for the specific use contemplated or as otherwise required by applicable law or regulation.

         5.11 COMPANY'S INSTRUCTIONS TO TRANSFER AGENT. On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "TRANSFER AGENT"), and provide the Holder with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Subordinated Debenture and receipt of a valid Conversion Notice (as defined in the Subordinated Debenture) from the Holder, in the amount specified in such Conversion Notice, in the name of the Holder or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to the Holder no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Subordinated Debenture) or Exercise Date (as defined in the Warrants), as the case may be. The certificates for the Warrant Shares issuable upon exercise of the 2001 Warrants may bear a restrictive legend until the second anniversary of the issue date of the 2001 Warrants (or any other period that may apply in the event that Rule 144(k) under the Securities Act is amended), which legend will be removed at any time after such second anniversary (or after the expiration of such other period) upon the Holder's request and satisfaction of the requirements of Rule 144(k), or if such Warrant Shares are sold prior to such second anniversary pursuant to Rule 144 under the Securities Act and customary representation letters are provided to the Company, provided that in either such case that such Warrant Shares were issued pursuant to the cashless exercise provisions of the applicable Warrant. The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing Conversion Shares or Warrant Shares to the Holder, and as long as
(i) the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, (ii) the Holder has not informed the Company that it wishes to receive physical certificates therefor, and (iii) no legend is required by the terms of this Agreement to appear on any physical certificate if issued, the Transfer Agent may effect delivery of Conversion

Shares or Warrant Shares, as the case may be, by crediting the account of the Holder or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with the Holder that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict the Holder's right to convert the Subordinated Debenture or to receive Conversion Shares in accordance with the terms of the Subordinated Debenture or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

         5.12 CHICAGO PROPERTY MORTGAGE. In the event that the Company, directly or indirectly, through one of its Subsidiaries or otherwise, purchases the Chicago Property, the Company will, or will cause such Subsidiary to, within thirty (30) days of such purchase, execute and deliver to the Holder a mortgage covering the Chicago Property (the "CHICAGO PROPERTY MORTGAGE"), record the Chicago Property Mortgage with the appropriate Governmental Authority, and pay all recordation fees and taxes in connection therewith. The Holder agrees, if requested by the holders of the Senior Debt and the holder(s) of any purchase money Debt with respect to the Chicago Property, to enter into one or more intercreditor agreements with such holder(s) pursuant to which the Chicago Property Mortgage will be subordinated to any liens on the Chicago Property in favor of such holders. The Chicago Property Mortgage will be in substantially the form of the Mortgage, with such changes as may be required in order to comply with applicable law or practice, and will be executed, delivered and filed promptly following the Company's purchase of the Chicago Property. Prior to the execution, delivery and recordation of the Chicago Property Mortgage, the Company, or the Holder on behalf of the Company, shall obtain, at the Company's sole cost and expense, a title insurance policy covering the Chicago Property from a title company reasonably acceptable to the Holder and in form and substance reasonably satisfactory to the Holder, containing only such title exceptions and/or such endorsements or affirmative coverages that are reasonably acceptable to the Holder and consistent with those contained in the Mortgage.

         5.13 RESERVATION OF COMMON STOCK. The Company shall, on the Closing Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock at least equal to one hundred and fifty percent (150%) of the maximum number of shares of Common Stock issuable upon (A) conversion of the Subordinated Debenture in full at the Conversion Price then in effect and (B) exercise of the outstanding Warrants in full at the Exercise Price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth therein (the "RESERVED AMOUNT"). In the event that, as a result of an adjustment to the Conversion Price or the Exercise Price (pursuant to anti-dilution adjustments or otherwise), the Reserved Amount is less than 125% of the number of shares of Common Stock then issuable upon conversion of all of the Subordinated Debenture and exercise of all of the Warrants (without regard to any limitation or restriction on such conversion or exercise that may be set forth therein), the Company shall as soon as practicable (but in no event later than the tenth (10th) business day or, in the event that stockholder approval is required, the sixtieth (60th) day following such date) increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which the Subordinated Debenture is then convertible and such outstanding Warrants are exercisable without regard to any limitation or restriction on such conversion or exercise that may be set forth therein. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the Holder. In the event the Holder shall sell or otherwise transfer any portion of the Subordinated Debenture or the Warrants, each transferee shall be allocated a PRO RATA portion of the Holder's Reserved Amount.

         5.14 FORM 8-K. The Company agrees that it will file with the SEC a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with this Agreement attached to such Form 8-K as an exhibit thereto, on or before the fifth (5th) Business Day following the Closing Date in the form required by the Exchange Act; PROVIDED, that the Holder shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof.

         5.15 CONTINUING COVENANTS. Except as provided in Section 8.11, the Company agrees that it will, as long as the Holder or any of its Affiliates beneficially owns any Securities:

                  (a) maintain its corporate existence in good standing such that the Company shall at all times be in compliance with Section 3.1 hereof as if such Section were a continuing covenant of the Company;

                  (b) SECTION 8.3 MAINTENANCE OF PROPERTIES AND LICENSESmaintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted), make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and maintain insurance covering such Properties against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged;

                  (c) SECTION 8.4 TAXES AND CLAIMSpay or discharge before becoming delinquent (i) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (ii) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

                  (d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (e) SECTION 8.9 COMPLIANCE WITH AGREEMENTS as long as any Obligations are outstanding, comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (f) provide the Holder with copies of all materials sent to its stockholders, in each such case promptly after the filing thereof with the SEC; and

                  (g) timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

         5.16 INTERCREDITOR AGREEMENT. The Holder acknowledges that the Obligations and the Liens granted (or to be granted) to the Holder in certain Property of the Company and its Subsidiaries (collectively, the "JUNIOR LIENS") are subject to the Restated Intercreditor Agreement. The Holder further agrees that if the Company and its Subsidiaries refinance or replace the entire Senior Credit Facility and all or any part of the balance of the Senior Debt (within the parameters of the definition of "Permitted Debt") with the proceeds of one or more loans (the "SENIOR DEBT REPLACEMENT LOANS") from one or more financial institutions ("REPLACEMENT LENDERS"), (i) the Obligations shall be junior in priority to the Senior Debt Replacement Loans, (ii) all Junior Liens shall be junior to the Liens granted to the Replacement Lenders in the Property of the Company and its Subsidiaries to secure the Senior Debt Replacement Loans, and
(iii) in order to evidence such subordination, the Holder shall execute and deliver to the Replacement Lenders one or more intercreditor and subordination agreements substantially the same as or similar to the Restated Intercreditor Agreement and to any intercreditor agreement(s) entered into pursuant to Section
5.12 hereof; provided, however, that the Holder's refusal to execute and deliver an intercreditor and subordination agreement under this clause (iii) shall in no way limit the validity and enforceability of the foregoing clauses (i) and (ii). This Section 5.16 shall also apply in the case of any subsequent refinancing or replacement of the Senior Debt Replacement Loans (within the parameters of the definition of "Permitted Debt").

         5.17 SUBSIDIARY GUARANTEE. The Company shall cause each of its Subsidiaries (other than the Clean Earth Entities) to execute and deliver the Subsidiary Guarantee and, upon the formation or acquisition of any additional Subsidiary or Subsidiaries while any of the Obligations are outstanding, shall cause each such additional Subsidiary to execute and deliver the Subsidiary Guarantee promptly following such formation or acquisition.

         5.18 OUTSTANDING LEGAL FEES. The Company shall pay, at or prior to the Closing, pursuant to a mutual settlement, all outstanding legal fees and expenses charged to it by Kleinberg, Kaplan, Wolff & Cohen, P.C.

         5.19 NOTICE OF DEFAULT. The Company shall notify the Holder (a) immediately upon the occurrence of an Event of Default, and (b) immediately upon becoming aware of an event or circumstance that with the giving of notice or lapse of time, or both, would constitute an Event of Default.

6.       CONDITIONS TO CLOSING.

         6.1 CONDITIONS TO HOLDER'S OBLIGATIONS AT THE CLOSING. The Holder's obligation to effect the Closing are conditioned upon the satisfaction (or waiver by the Holder) of each of the following events as of the Closing Date:

                  6.1.1 the representations and warranties of the Company set forth in this Agreement, and the representations and warranties of the Company's Subsidiaries made in the Subsidiary Guarantee, shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

                  6.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

                  6.1.3 the closing of the Clean Earth Sale shall have occurred and the Company shall have received at least $40,000,000 in cash at such closing, net of all deductions required to be made at such closing;

                  6.1.4 the Company shall have delivered to the Holder a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 6.1 have been fulfilled as of the Closing, it being understood that the Holder may rely on such certificate as though it were a representation and warranty of the Company made herein;

                  6.1.5 the Company shall have delivered to the Holder one or more opinions of counsel for the Company, dated as of such date, as reasonably requested by, and in form and substance reasonably satisfactory to, the Holder;

                  6.1.6 the Company shall have executed and delivered the Subordinated Debenture and the Subordinated Note;

                  6.1.7 the Company shall have paid the Repurchase Price, together with all amounts payable by the Company pursuant to Section 5.3 hereof, to the Holder by wire transfer of immediately available funds;

                  6.1.8 the Company shall have executed and delivered the 2002 Registration Rights Agreement, the Restated Security Agreement, the Termination Agreement, the Waiver and Release Agreement and any other Transaction Document in which it is described as a signatory thereto;

                  6.1.9 each of the Company's Subsidiaries shall have executed and delivered the Subsidiary Guarantee;

                  6.1.10 USPL Ltd. shall have executed and delivered the Mortgage and recorded the Mortgage with the appropriate Governmental Authority, and paid all recordation fees and taxes in connection therewith;

                  6.1.11 the Common Stock shall be quoted and traded on the Nasdaq SmallCap Market;

                  6.1.12 there shall have been no material adverse change in the Company's consolidated business or financial condition since December 31, 2001, other than as disclosed in the Pre-Agreement SEC Documents;

                  6.1.13 the Company shall have authorized and reserved the Reserved Amount and provided the Holder with reasonable evidence thereof;

                  6.1.14 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Documents;

                  6.1.15 the Closing Date shall occur on a date that is not later than September 30, 2002;

                  6.1.16 the Company shall have delivered to the Holder evidence reasonably satisfactory to the Holder that no adverse environmental conditions affect the Real Property, including, without limitation that the Real Property does not contain any underground storage tanks that are not in compliance with applicable Governmental Requirements, asbestos, polychlorinated biphenyls, petroleum products or any other toxic or hazardous wastes or materials; and

                  6.1.17 the Company shall have furnished the Holder with (i) a current survey of the Mortgaged Property certified to the Holder and the applicable title insurance company, and in form and substance reasonably satisfactory to the Holder, (ii) a final Title Policy for the Mortgaged Property, (iii) written evidence reasonably satisfactory to the Holder that the Company is not in default under any agreements recorded against the Real Property and confirming the extent of the Company's obligations thereunder, (iv) written evidence reasonably satisfactory to the Holder that the Real Property complies with all applicable laws, rules, ordinances and restrictions, and (v) evidence that the Company has obtained and is maintaining such property and liability insurance coverage for all perils and risks as reasonably required by the Holder (and that the Holder is named as loss payee and/or additional insured thereunder).

         6.2 CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligations to effect the Closing are conditioned upon the satisfaction (or waiver by the Company) of each of the following events as of the Closing Date:

                  6.2.1 the representations and warranties of the Holder shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

                  6.2.2 the Holder shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Holder on or before such Closing;

                  6.2.3 the Holder shall have executed and delivered the 2002 Registration Rights Agreement, the Restated Security Agreement, the Termination Agreement, the Waiver and Release Agreement, the Restated Intercreditor Agreement and any other Transaction Document in which it is described as a signatory thereto;

                  6.2.4 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Documents;

                  6.2.5 the Holder shall have released its Liens on the Property of the Clean Earth Entities and the Clean Earth Intellectual Property pursuant to documentation reasonably acceptable to the Company (which shall include, among other things, an authorization to file UCC termination statements and partial releases, as appropriate); and

                  6.2.6 the holders of the Senior Credit Facility shall have executed and delivered the Restated Intercreditor Agreement.

7.       INDEMNIFICATION.

         7.1 INDEMNIFICATION OF THE COMPANY. Subject to the limitations contained in this Section, the Holder shall defend, indemnify and hold harmless the Company and its respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and reasonable attorneys' fees as a result of third party claims ("CLAIMS AND



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

LIABILITIES") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Holder in this Agreement, or
(ii) the breach of any covenant or agreement made by the Holder in this Agreement.

         7.2 INDEMNIFICATION OF THE HOLDER. Subject to the limitations contained in this Section, the Company shall defend, indemnify and hold harmless the Holder and its officers, directors, partners, members, stockholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, or (ii) the breach of any covenant or agreement made by the Company in this Agreement.

         7.3 CLAIMS PROCEDURE. In respect of any third-party claims for which indemnification is sought hereunder, promptly after the receipt by any indemnified party (the "INDEMNITEE") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "INDEMNIFYING PARTY") pursuant to this Section, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this
Section 7, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 7, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; PROVIDED, HOWEVER, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; PROVIDED, HOWEVER, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement.

         7.4 TREATMENT OF INDEMNITY PAYMENTS. Any payments pursuant to this Section shall be made by wire transfer of immediately available funds.

8.       MISCELLANEOUS.

         8.1 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

         8.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Holder may assign its rights and obligations hereunder and under the other Transaction Documents, in connection with any private sale or transfer of the Subordinated Debenture, the Subordinated Note or the Warrants (or part thereof) in accordance with the terms hereof, as long as, as a condition precedent to the effectiveness of such transfer, (i) the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement and such other Transaction Documents and (ii) if the transferee is not an Affiliate of the Holder, the Holder delivers an opinion of counsel to the Company to the effect that such transfer is exempt from the registration requirements of the Securities Act, in which case the term "Holder" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

         8.3 NO RELIANCE. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from the other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by the other party.

         8.4 INJUNCTIVE RELIEF. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the Holder shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

         8.5 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In any claim or action commenced in connection with a dispute hereunder or under any of the other Transaction Documents, the prevailing party shall be entitled to reimbursement of all reasonable legal fees and expenses.

         8.6 COUNTERPARTS. This Agreement and the other Transaction Documents may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         8.7 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.8 NOTICES. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  to the Company:

                                U.S. Plastic Lumber Corp.
                                2300 W. Glades Road
                                Suite 440 West
                                Boca Raton, Florida 33431
                                Attention: Bruce Rosetto
                                Facsimile: (561) 394-5335

              with copy to:

                                Blank Rome Comisky & McCauley LLP
                                One Logan Square
                                Philadelphia, Pennsylvania  19103
                                Attention: Alan L. Zeiger, Esq.
                                Facsimile: (215) 569-5628

              to the Holder:

                               c/o The Palladin Group, L.P.
                               195 Maplewood Avenue
                               Maplewood, New Jersey 07040
                               Attn:  Robert Chender/Maurice Hryshko

              with copy to:

                               Duval & Stachenfeld
                               300 East 42nd Street
                               New York, NY 10017
                               Attn: Robert L. Mazzeo, Esq.
                               Fax: 212-883-8883

A party may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

         8.9 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

         8.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         8.11 TERMINATION OF OBLIGATIONS. The covenants and all terms contained in this Agreement shall continue in full force and effect for the benefit of the Holder so long as the Subordinated Note and the Subordinated Debenture are outstanding or the Holder holds any Warrants, Conversion Shares or Warrant Shares; PROVIDED, HOWEVER, that the following provisions shall terminate and be of no further force and effect on and after the date on which the Subordinated Note and the Subordinated Debenture have been paid in full: Sections 5.4, 5.5, 5.6, 5.8, 5.15(e) and 5.17; and PROVIDED, FURTHER, that the provisions of
Section 7 shall continue in full force and effect regardless of whether the Subordinated Note and the Subordinated Debenture are outstanding or the Holder holds any Warrants, Conversion Shares or Warrant Shares. Notwithstanding the foregoing, such provisions shall be deemed to continue in full force and effect if the Company enters into any bankruptcy or similar proceeding at a time when any amount paid to the Holder could be ordered to be repaid, whether as a preference or otherwise, and shall continue until it is finally determined that no such repayment can be ordered.




                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    U.S. PLASTIC LUMBER CORP.


                                    By: /s/ Bruce Rosetto
                                       -----------------------------------------
                                       Name: Bruce Rosetto
                                       Title: Secretary



                                    HALIFAX FUND, L.P.

                                    By:  THE PALLADIN GROUP, L.P.,
                                             Attorney-in-Fact


                                    By: /s/ Maurice Hryshko
                                       -----------------------------------------
                                       Name: Maurice Hryshko
                                       Title: Counsel